UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 13, 2007

Virginia Electric and Power Company
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	1-2255 (Commission File Number)	54-0418825 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2007, it was announced that, effective October 1, 2007, Steven A. Rogers will no longer serve in the position of Senior Vice President and Chief Accounting Officer of Virginia Electric and Power Company (the “Company”).   As of such date Mr. Rogers will become President and Chief Administrative Officer of Dominion Resources Services, Inc. (“DRSI”), a subsidiary of Dominion Resources, Inc.  Subject to approval by the Company’s Board of Directors, effective October 1, 2007, Thomas P. Wohlfarth will be elected as Senior Vice President and Chief Accounting Officer of the Company.  Since February 1, 2006, Mr. Wohlfarth, age 46, has served as Vice President – Budgeting, Forecasting & Investor Relations of DRSI.  From January 1, 2004 to February 1, 2006, he held the position of Vice President – Financial Management for the Company.  Prior to January 1, 2004, Mr. Wohlfarth served as Director – Investor Relations for DRSI.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA ELECTRIC AND POWER COMPANY Registrant

/s/ James F. Stutts
James F. Stutts Senior Vice President and General Counsel

Date:  August 17, 2007